Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ON Semiconductor Corporation of the following reports, which appear in ON Semiconductor Corporation’s Current Report on Form 8-K dated September 9, 2003:

•	Our report dated February 5, 2003 relating to the financial statement schedule of ON Semiconductor Corporation;

•	Our report dated February 5, 2003, except for Note 9 for which the date is March 3, 2003 and Note 22 for which the date is September 2, 2003, relating to the consolidated financial statements of ON Semiconductor Corporation;

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of ON Semiconductor Corporation of the following reports, which appear in ON Semiconductor Corporation’s Current Report on Form 8-K to be filed on or about January 2, 2004:

•	Our report dated February 5, 2003, except for Note 8 for which the date is March 3, 2003 and Note 18 for which the date is September 2, 2003, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 5, 2003, except for the fourth paragraph of Note 13 for which the date is March 3, 2003 and Note 2 for which the date is December 15, 2003, relating to the consolidated financial statements of ON Semiconductor Trading, Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 5, 2003, except for the third paragraph of Note 10 for which the date is March 3, 2003, relating to the consolidated financial statements of SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation); and,

•	Our report dated February 5, 2003, except for the fourth paragraph of Note 10 for which the date is March 3, 2003, relating to the financial statements of SCG Philippines, Incorporated (an indirect wholly-owned subsidiary of ON Semiconductor Corporation).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

By:	/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

December 31, 2003